AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2022

Registration Statement No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HOLDINGS INC.
(Exact name of Registrant as specified in its Charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236

Chicago, IL 60604

(312) 536-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Siokas

Chief Executive Officer

141 West Jackson Blvd, Suite 4236

Chicago IL, 60604

(312) 536-3102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 (212) 557-7200	Gerald Guarcini, Esq. Peter Jaslow, Esq. Ballard Spahr LLP 1735 Market Street, 51st Street Philadelphia, PA 19103

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-267505

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, for the sole purpose of increasing the aggregate offering price of shares of common stock, pre-funded warrants and common warrants to be offered by Cosmos Holdings, Inc., or the Registrant, by $1,400,000. The contents of the Registration Statement on Form S-1 (File No. 333-267505) filed by the Registrant with the Securities and Exchange Commission, or the Commission, pursuant to the Securities Act, or the Prior Registration Statement, which was declared effective by the Commission on October 17, 2022, including all exhibits to the Prior Registration Statement, are incorporated by reference into this Registration Statement. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fees table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 17th day of October 2022.

COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas
Grigorios Siokas	Chief Executive Officer (Principal Executive Officer)	October 17, 2022
/s/ Georgios Terzis
Georgios Terzis	Chief Financial Officer (Principal Accounting and Financial Officer)	October 17, 2022

*/s/ Demetrios G. Demetriades
Demetrios G. Demetriades	Secretary and Director	October 17, 2022

*/s/ Anastasios Aslidis
Anastasios Aslidis	Director	October 17, 2022

*/s/ John J. Hoidas
John J. Hoidas	Director	October 17, 2022

Dimitrios Goulielmos	Director	__________, 2022

*/s/ Grigorios Siokas
Grigorios Siokas, Attorney‑in‑Fact		October 17, 2022

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Davidoff Hutcher & Citron LLP

23.1	Consent of Armanino LLP, independent registered public accounting firm

23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

107	Filing Fee Table

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-267505), originally filed with the Securities and Exchange Commission on September 19, 2022 and incorporated by reference herein.

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